UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2015

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 19, 2015, Emerge Energy Services LP (the “Partnership”) entered into the Limited Waiver No. 1 (the “Limited Waiver”) to the Amended and Restated Revolving Credit and Security Agreement, dated June 27, 2014, as amended (the “Credit Agreement”), by and among the Partnership, certain of the Partnership’s subsidiaries (the “Borrowers”), PNC Bank, National Association (the “Agent”), and the other lenders party thereto (the “Lenders”). Pursuant to the Limited Waiver, the Lenders waived any default or right to exercise any remedy as a result of the failure by the Borrowers to be in compliance with the requirements of Section 6.5(b) of the Credit Agreement with respect to the total leverage ratio of the Partnership and the Borrowers for the fiscal quarter ended September 30, 2015. As consideration for the Lenders’ waiver, the Partnership and the Borrowers agreed to (i) not make any repurchases of or quarterly cash distributions on the Partnership’s common units prior to November 13, 2015 and (ii) limit the aggregate amount of advances made under the Credit Agreement between October 19, 2015 and November 13, 2015 to no more than $25.0 million. The Limited Waiver expires on November 13, 2015.

The foregoing description of the Limited Waiver is not complete and is subject to and qualified in its entirety by the terms of the Limited Waiver, a copy of which is attached herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Limited Waiver No. 1 to Amended and Restated Revolving Credit and Security Agreement, dated as of October 19, 2015, by and among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, the Lenders party thereto and PNC Bank, National Association, as agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: October 22, 2015	By:	/s/ Joseph C. Tusa, Jr.
Name: Joseph C. Tusa, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Limited Waiver No. 1 to Amended and Restated Revolving Credit and Security Agreement, dated as of October 19, 2015, by and among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, the Lenders party thereto and PNC Bank, National Association, as agent for the Lenders.